UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

ORGENESIS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ORGENESIS INC.

20271 Goldenrod Lane

Germantown, Maryland 20876

May 3, 2024

To Our Stockholders:

You are cordially invited to attend the 2024 annual meeting of stockholders of Orgenesis Inc. (the “Company”) to be held at June 27, 2024 at 10:00 a.m. EST. We have decided to hold this year’s annual meeting virtually via live audio webcast on the internet. We believe hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by first registering at www.viewproxy.com/ORGS/2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. You will not be able to attend the annual meeting physically.

Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, six (6) persons will be elected to our board of directors (“Board of Directors”). In addition, we will ask stockholders to approve a proposed amendment to the 2017 Equity Incentive Plan and to ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our Board of Directors recommends the approval of each of these proposals and a vote for a frequency of voting on executive compensation every three years. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On May 3, 2024, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2024 Annual Meeting of Stockholders and our 2023 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement. Thank you for your continued support of Orgenesis Inc. We look forward to your attendance at the annual meeting.

Sincerely,

/s/ Vered Caplan
Vered Caplan
Chairperson of the Board

ORGENESIS INC.

20271 Goldenrod Lane

Germantown, Maryland 20876

May 3, 2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 AM EST

DATE:	June 27, 2024

ACCESS: This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by first registering at www.viewproxy.com/ORGS/2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3 of the accompanying proxy statement.

PURPOSES:

1.	To elect six (6) directors to serve one-year terms expiring in 2025;

2.	To approve a proposed amendment to the 2017 Equity Incentive Plan to increase the number of shares available for the grant of awards by 9,000,000 shares;

3.	To ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Orgenesis Inc. common stock at the close of business on May 1, 2024. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 20271 Goldenrod Lane, Germantown, MD 20876.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Victor Miller
Chief Financial Officer, Treasurer and Secretary

i

ORGENESIS INC.

20271 GOLDENROD LANE

GERMANTOWN, MARYLAND 20876

PROXY STATEMENT FOR THE ORGENESIS INC.

2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2024

This proxy statement, along with the accompanying notice of 2024 annual meeting of stockholders, contains information about the 2024 annual meeting of stockholders of Orgenesis Inc., including any adjournments or postponements of the annual meeting. This year’s annual meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the annual meeting by first registering at www.viewproxy.com/ORGS/2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. You will not be able to attend the annual meeting physically.

In this proxy statement, we refer to Orgenesis Inc. as “Orgenesis,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about May 3, 2024, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2024 annual meeting of stockholders and our 2023 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 27, 2024

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2023 annual report to stockholders are available for viewing, printing and downloading at www.iproxydirect.com/ORGS. To view these materials please have your control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://www.viewproxy.com/orgs/2024. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD 208176. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our Board of Directors is soliciting your proxy to vote at the 2024 annual meeting of stockholders, and any adjournments or postponements of the meeting, which we refer to as the annual meeting, to be held at 10:00 a.m. EST on June 27, 2024. This year’s annual meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the annual meeting by first registering at www.viewproxy.com/ORGS/2024 by 11:59 p.m. ET on June 25, 2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support member that will be posted on the virtual shareholder meeting log-on page. We believe that a virtual meeting will provide expanded stockholder access and participation and improved communications. You will not be able to attend the annual meeting physically. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about May 3, 2024.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

This year’s annual meeting will be held in a virtual meeting format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our Board of Directors or management, as time permits.

What Happens if There Are Technical Difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call 1-866-612-8937.

Who May Vote?

Only stockholders of record at the close of business on May 1, 2024 will be entitled to vote at the annual meeting. On this record date, there were 34,380,280 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on May 1, 2024 your shares of our common stock were registered directly in your name with our transfer agent, Securities Transfer Corporation, then you are a stockholder of record.

If on May 1, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

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You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Securities Transfer Corporation, or you have stock certificates registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations as noted below.

●	At the meeting. You may vote your shares electronically at the virtual annual meeting. You will need the control number(s) on your Notice or proxy card in order to vote at the meeting. Even if you plan to attend the annual meeting virtually, we encourage you to vote in advance so that your vote will be counted in the event you later decide not to attend.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 26, 2024.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by first registering at www.viewproxy.com/ORGS/2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3 of the accompanying proxy statement.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our Board of Directors recommends that you vote as follows:

●	“FOR” the election of the nominees for director;

●	“FOR” the approval of the amendment to the 2017 Equity Incentive Plan; and

●	“FOR” the ratification of the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

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If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying Orgenesis’ secretary (the “Corporate Secretary”), Victor Miller, in writing before the annual meeting that you have revoked your proxy; or

●	by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing Vered Caplan and Victor Miller as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

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Proposal 2: Approve Amendment to the 2017 Equity Incentive Plan	The affirmative vote of a majority of the votes cast on the matter is required to approve the amendment to the 2017 Equity Incentive Plan to increase in the aggregate number of shares to be granted under the Company’s 2017 Equity Incentive Plan. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the votes of the shares present in person or represented by proxy at the annual meeting.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Kesselman & Kesselman C.P.A.s as our independent registered public accounting firm for 2024, our Audit Committee of our Board of Directors will reconsider its selection.

Who counts the votes?

We have engaged Alliance Advisors (“Alliance”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet, by telephone or fax, Alliance will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Alliance for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Alliance on behalf of all its clients.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Alliance, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, at the meeting or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, the annual meeting will be held in a virtual meeting format only. To attend the annual meeting, you have to first register at www.viewproxy.com/ORGS/2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3 of the accompanying proxy statement. You need not attend the annual meeting in order to vote.

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Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple Orgenesis stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary to: Investor Relations, Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD 208176, or call us at (480) 659-6404. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your Notice or proxy card;

●	following the instructions provided when you vote over the Internet; or

●	going to www.iproxydirect.com/ORGS and following the instructions provided.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 23, 2024 for (a) the executive officers named in the Summary Compensation Table on page 20 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 23, 2024 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 34,380,280 shares of common stock outstanding on April 23, 2024.

Security Ownership of Greater than 5% Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent(1)
Jacob Safier c/o The Wolfson Group, One State Street Plaza, 29th Floor New York, NY 10004	5,110,100	(2)	14.86%
Yehuda Nir c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	11,297,179	(3)	24.73%

Security Ownership of Directors, New Director Nominees and Executive Officers

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent(1)
Vered Caplan c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	1,252,757	(4)	3.54%
Victor Miller c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	25,000	(5)	<1%
Guy Yachin c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	150,867	(8)	<1%
Dr. David Sidransky c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	153,467	(9)	<1%
Yaron Adler c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	203,721	(10)	<1%
Ashish Nanda c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	98,400	(11)	<1%
Mario Philips c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	60,000	(12)	<1%
Kevin Choquette c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	-		0%
Mark Goodman c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	-		0%
Curtis Slipman c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	-		0%
Directors & Executive Officers as a Group (7 persons)	1,944,212		5.66%

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Notes:

(1)	Percentage of ownership is based on 34,380,280 shares of our common stock outstanding as of April 23, 2024. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible debt currently exercisable, or convertible or exercisable or convertible within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or convertible debt but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Consists of 5,110,100 shares of common stock.

(3)	Consists of (i) 10,016 shares of common stock, (ii) 453,294 shares of common stock issuable upon exercise of outstanding warrants at a price of $6.24 per share, exercisable until, January 31, 2026, (iii) 277,778 shares of common stock issuable upon exercise of outstanding warrants at a price of $4.50 per share, exercisable until, January 31, 2026, (iv) 1,111,111 shares of common stock issuable upon exercise of outstanding warrants at a price of $2.50 per share, exercisable until, January 31, 2026, (v) 840,000 shares of common stock issuable upon exercise of outstanding warrants at a price of $0.85 per share, exercisable until, December 31, 2026, (vi) 218,750 shares of common stock issuable upon exercise of outstanding warrants at a price of $0.80 per share, exercisable until, October 4, 2024, (vii) 7,375,100 shares of common stock issuable upon conversion of convertible debt at a conversion price of $2.50 per share, and (viii) 936,477 shares of common stock issuable upon conversion of convertible debt at a conversion price of $0.85 per share.

(4)	Consists of (i) 278,191 shares of common stock, (ii) 230,189 shares of common stock issuable upon exercise of outstanding options at a price of $0.0012 per share, (iii) 166,667 shares of common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (iv) 83,334 shares of common stock issuable upon exercise of outstanding options at a price of $7.20 per share, (v) 250,001 shares of common stock issuable upon exercise of outstanding options at a price of $8.36 per share, (vi) 85,000 shares of common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (vii) 85,000 shares of common stock issuable upon exercise of outstanding options at a price of $2.99 per share, and (viii) 74,375 shares of common stock issuable upon exercise of outstanding options at a price of $2.00 per share. Does not include option for 10,625 shares of common stock with an exercise price of $2.00 per share that are exercisable quarterly after June 24, 2024.

(5)	Consists of 25,000 shares of common stock.

(6)	Consists of 25,000 shares of common stock issuable upon exercise of outstanding options at a price of $0.58 per share.

(7)	Consists of (i) 16,667 shares of common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (ii) 15,000 shares of common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (iii) 15,000 shares of common stock issuable upon exercise of outstanding options at a price of $2.99 per share, and (iv) 7,500 shares of common stock issuable upon exercise of outstanding options at a price of $2.00 per share.

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(8)	Consists of (i) 41,667 shares of common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (ii) 28,750 shares of common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (iii) 25,000 shares of common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (iv) 16,250 shares of common stock issuable upon exercise of outstanding options at a price of $4.60 per share, (v) 19,600 shares of common stock issuable upon exercise of outstanding options at a price of $2.89 per share. and(v) 19,600 shares of common stock issuable upon exercise of outstanding options at a price of $1.86 per share. Does not include option for 19,600 shares of common stock with an exercise price of $0.45 per share that are exercisable on December 13, 2024.

(9)	Consists of (i) 41,667 shares of common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (ii)29,200 shares of common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (iii) 25,000 shares of common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (iv) 16,700 shares of common stock issuable upon exercise of outstanding options at a price of $4.60 per share, (v) 20,450 shares of common stock issuable upon exercise of outstanding options at a price of $2.89 per share, and (vi) 20,450 shares of common stock issuable upon exercise of outstanding options at a price of $1.86 per share. Does not include option for 20,450 shares of common stock with an exercise price of $0.45 per share that are exercisable on December 13, 2024.

(10)	Consists of (i) 63,304 shares of common stock, (ii) 41,667 shares of common stock issuable upon exercise of outstanding options at a price of $4.80 per share, (iii) 28,750 shares of common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (iv) 25,000 shares of common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (v) 15,000 shares of common stock issuable upon exercise of outstanding options at a price of $4.60 per share,(vi) 15,000 shares of common stock issuable upon exercise of outstanding options at a price of $2.89 per share, and (vi) 15,000 shares of common stock issuable upon exercise of outstanding options at a price of $1.86 per share. Does not include option for 15,000 shares of common stock with an exercise price of $0.45 per share that are exercisable on December 13, 2024.

(11)	Consists of (i) 27,100 shares of common stock issuable upon exercise of outstanding options at a price of $5.99 per share, (ii) 25,000 shares of common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (iii) 14,600 shares of common stock issuable upon exercise of outstanding options at a price of $4.60 per share, (iv) 15,850 shares of common stock issuable upon exercise of outstanding options at a price of $2.89 per share, and (iv) 15,850 shares of common stock issuable upon exercise of outstanding options at a price of $1.86 per share. Does not include option for 15,850 shares of common stock with an exercise price of $0.45 per share that are exercisable on December 13, 2024.

(12)	Consists of (i) 6,250 shares of common stock issuable upon exercise of outstanding options at a price of $4.70 per share, (ii) 12,500 shares of common stock issuable upon exercise of outstanding options at a price of $2.99 per share, (iii) 13,750 shares of common stock issuable upon exercise of outstanding options at a price of $4.60 per share, (iv) 13,750 shares of common stock issuable upon exercise of outstanding options at a price of $2.89 per share, and (iv) 13,750 shares of common stock issuable upon exercise of outstanding options at a price of $1.86 per share. Does not include option for 13,750 shares of common stock with an exercise price of $0.45 per share that are exercisable on December 13, 2024.

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MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

On May 3, 2024, our Board of Directors accepted the recommendation of the Nominating Committee and voted to nominate Vered Caplan, Yaron Adler, Ashish Nanda, Kevin Choquette, Curtis Slipman and Mark Goodman for election at the annual meeting to serve until the 2025 annual meeting of stockholders, and until their respective successors have been duly elected and qualified.

Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company	Year Became a Director
Vered Caplan	55	Chief Executive Officer, Chairperson of the Board of Directors	2012
Kevin Choquette	68	Director	n/a
Curtis Slipman	65	Director	n/a
Yaron Adler	53	Director	2012
Ashish Nanda	58	Director	2017
Mark Goodman	66	Director	n/a

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Orgenesis, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of our Board of Directors are “independent directors” as defined by The Nasdaq Stock Market: Dr. Sidransky, and Messrs. Yachin, Adler, Nanda and Philips.

Vered Caplan – Chief Executive Officer and Chairperson of the Board of Directors

Ms. Caplan has served as our CEO and Chairperson of the Board of Directors since August 14, 2014, prior to which she served as Interim President and CEO commencing on December 23, 2013. She joined our Board of Directors in February 2012. She has 26 years of industry experience, previously holding positions as CEO of Kamedis Ltd. from 2009 to 2014, CEO of GammaCan International Inc. from 2004 to 2007. She also served as a director of the following companies: Opticul Ltd., Inmotion Ltd., Nehora Photonics Ltd., Ocure Ltd., Eve Medical Ltd., and Biotech Investment Corp. Ms. Caplan holds a M.Sc. in biomedical engineering from Tel Aviv University specializing in signal processing; management for engineers from Tel Aviv University specializing in business development; and a B.Sc. in mechanical engineering from the Technion– Israel Institute of Technology specialized in software and cad systems.

We believe that Ms. Caplan’s significant experience relating to our industry and a deep knowledge of our business, based on her many years of involvement with the Company, makes her desirable to serve as a director of the Company.

Ashish Nanda – Director

Mr. Nanda has served as a director since his appointment on February 22, 2017. Since 1998, Mr. Nanda has been the Managing Director of Innovations Group, one of the largest outsourcing companies in the financial sector that employs close to 14,000 people working across various financial sectors. Since 1992, Mr. Nanda has served as the Managing Partner of Capstone Insurance Brokers LLC and, since 2009, has served as Managing Partner of Dive Tech Marine Engineering Services L.L.C. From 1991 to 1994, Mr. Nanda held the position of Asst. Manager Corporate Banking at Emirates Banking Group where he was involved in establishing relationships with business houses owned by UAE nationals and expatriates in order to set up banking limits and also where he managed portfolios of USD $26 billion. Mr. Nanda holds a Chartered Accountancy from the Institute of Chartered Accountants from India.

We believe that Mr. Nanda is qualified to serve on our Board of Directors because of his business experience and strategic understanding of advancing the valuation of companies in emerging industries.

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Kevin Choquette – Director

Mr. Choquette is a retired senior capital markets and banking professional with expertise in the equity capital markets and financial services industry. Since April 2024, Mr. Choquette has served as an advisor to the Company to provide strategic advice and assistance. From 2019 to 2021, Mr. Choquette served as a Board Member and Treasurer of the Porsche Club of America, Upper Canada Region. Mr. Choquette was previously a top ranked research analyst by Brendan Woods International and Greenwich and winner of many StarMine awards. From 2014 to 2016, Mr. Choquette served as a Managing Director Equity Research at Credit Suisse Securities (Canada) where he covered banks and life insurance companies and was a member of the Capital Operating Committee. From 1998 to 2013, Mr. Choquette held the position of Managing Director at Scotiabank where he established a research platform involving 20 banks in Canada, the United States, Chile and Mexico. From 1993 to 1998, he served as Senior Vice President and Co-director of Research responsible for supervising a large research department and covering banks and non-bank financials. From 1989 to 1993 he served as vice president of Equity Research at First Boston Canada Ltd. From 1986 to 1989 he served as Vice President and financial services analyst at Midland Doherty Ltd. From 1984 to 1986, he served as vice president of Irving Bank Canada where he was responsible for the finance and administration function of the Canadian operations. From 1980 to 1984, he served in various roles at Seattle First Bank Canada, including Treasurer, Controller, Chief Financial Officer and Board Member. Mr. Choquette is certified as a Certified Public Accountant, Certified Management Accountant and Chartered Financial Analyst. Mr. Choquette holds a BCom from the University of Saskatchewan.

We believe that Mr. Choquette is qualified to serve on our Board of Directors because of his business experience in the equity capital markets and financial services industry.

Curtis Slipman – Director

Dr. Slipman is one of the world’s foremost authorities on medical, interventional and rehabilitation approaches to treating back and neck pain and has been recognized internationally as a leading researcher and educator on the subject. Since April 2024, Dr. Slipman has served as a principal owner and president of CWS Consulting LLC, a medical consulting business specializing in advisory services within the healthcare field. Since April 2019, Dr. Slipman practiced in the field of International Medical Consulting. From January 2019 to January 2022, Dr. Slipman served as a member of the Scientific Advisory Board of Cyphi, LLC, a Medicine Software Company. Prior to that, from 2013 to 2018, Dr. Slipman served as CEO of Cutting Edge Medical Solutions, LLC, a healthcare company focused on the delivery of home based immunotherapy. From March 2021 through March 2023, Dr. Slipman served as a member of the Board of Directors of Quantaira Inc., a New York based health technology company focused on using software to improve patient health and clinical outcomes. Dr. Slipman worked in the University of Pennsylvania Health System from 1992 to 2008, where he founded and served as Director of the University of Pennsylvania Spine Center. Dr. Slipman has also acted as a medical and business consultant internationally since 2008.

Dr. Slipman received his BA in Psychology from Stony Brook University where he graduated sum cum laude and received his medical degree from Baylor College of Medicine. He completed his residency in physical medicine and rehabilitation at Columbia-Presbyterian Hospital.

We believe Dr. Slipman is qualified to serve on our Board of Directors because of his medical background and experience within the life science industry.

Mark Goodman – Director

Since May 2019, Mr. Goodman has served as a consultant to early-stage technology startup companies specializing in marketing, business growth and financing. From August 2021 to August 2023, Mr. Goodman also served as Chief Executive Officer and Founder of Vexxit Inc., which established the first digital marketplace that connects consumers and small businesses with professionals, such as lawyers and accountants. From May 2014 until May 2019, Mr. Goodman served as Chief Executive Officer and co-founder for Mirum, leading the Canadian segment of the global agency platform. Mirum is owned by WPP plc, a British multinational communications and advertising company whose agencies develop and scale ideas that connect brands and products with consumers. Mr. Goodman founded Mirum by consolidating his company, Twist Image, with eleven other companies that were also owned by WPP from around the world. Mr. Goodman was one of four partners who founded Twist Image, a digital agency, and served as CEO from 2006 to 2014. Mr. Goodman helped grow Twist Image by developing relationships with clients such as Adidas, Walmart and Pfizer. Mr. Goodman was instrumental in leading Twist Image through its successful acquisition by WPP in 2014. Mr. Good man was also a guest lecturer professor at Concordia University in 2023 and taught international marketing and entrepreneurship. Mr. Goodman holds a BCom from Concordia University.

We believe that Mr. Goodman is qualified to serve on our Board of Directors because of his success with early-stage enterprises and his business acumen.

Board Diversity Matrix as of May 1, 2024
Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	5
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian		1
Hispanic or Latina
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Committees of our Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2023 there were 4 meetings of our Board of Directors, and the various committees of our Board of Directors met a total of 10 times. No director attended fewer than 75% of the total number of meetings of our Board of Directors and of committees of our Board of Directors on which he or she served during fiscal 2023. Our Board of Directors does not have a formal policy with respect to members of our Board of Directors’ attendance at annual stockholder meetings, although it encourages directors to attend such meetings. Two directors attended our annual meeting of stockholders held in 2023.

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Audit Committee. Our Audit Committee (“Audit Committee”) met four times during fiscal 2023. This committee currently has three members, Dr. Sidransky and Messrs. Yachin and Philips. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Dr. Sidransky is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Compensation Committee. Our Compensation Committee (“Compensation Committee”) met four times during fiscal 2023 and also acted by unanimous written consent from time to time. This committee currently has three members, Dr. Sidransky and Messrs. Adler and Yachin. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our stock and incentive compensation plans. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The Compensation Committee is responsible for approving issuances of all compensatory options from the available pool in the amounts and vesting terms that may be presented by the executive officers of the Company from time-to-time. The Compensation Committee does not delegate its authority in such matters.

A copy of the Compensation Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Research and Development Committee. Our Research and Development Committee (“R&D Committee”) acted by unanimous written consent in fiscal 2023 and has two members, Messrs. Yachin and Sidransky. Our Board of Directors has determined that Messrs. Yachin and Sidransky qualify as independent under the definition promulgated by The Nasdaq Stock Market. The R&D responsibilities are set forth in the R&D written charter and include assisting our Board of Directors in determining R&D strategy.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (“Nominating Committee”) acted by unanimous written consent or held two meetings in fiscal 2023 and has three members, Messrs. Nanda, Adler and Yachin. Our Board of Directors has determined that Messrs. Nanda, Adler and Yachin qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include assisting our Board of Directors in:

●	identifying qualified individuals to become directors,

●	determining the composition of our Board of Directors and its committees,

●	developing succession plans for executive officers,

●	monitoring a process to assess our Board of Directors’ effectiveness, and

●	developing and implementing our corporate governance procedures and policies.

While the Nominating Committee has not yet established a formal policy with respect to diversity, our Board of Directors believes that it is essential that members of our Board of Directors represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates, our Board of Directors considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

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The Company will consider candidates that are nominated by its stockholders. The name, business experience and other relevant background information of a candidate should be sent to the Chief Executive Officer who will then forward such information to the Nominating Committee for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of our common stock.

The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

A copy of the Nominating Committee’s written charter is publicly available on the investor relations section of our website, which is located at http://www.orgenesis.com.

Board Leadership Structure

Ms. Caplan has served as our Chief Executive Officer and Chairperson since August 2014. Prior to that time and since December 2013, she was Interim President and Interim Chief Executive Officer. The Board of Directors believes that its current leadership structure, in which the positions of Chairperson and Chief Executive Officer are held by Ms. Caplan, is appropriate at this time and provides the most effective leadership for the Company in a highly competitive and rapidly changing technology industry. Our Board of Directors believes that combining the positions of Chairperson and Chief Executive Officer under Ms. Caplan allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that any risks inherent in that structure are balanced by the oversight of our independent members of our Board of Directors. Given Ms. Caplan’s past performance in the roles of Chairperson of the Board of Directors and Chief Executive Officer, at this time the Board of Directors believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of material risk management. In its risk oversight role, the Board of Directors reviews significant individual matters as well as risk management processes designed and implemented by management with respect to risk generally. The Board of Directors has designated the Audit Committee as the Board of Directors’ committee with general risk oversight responsibility. The Audit Committee periodically discusses with management the Company’s major risk exposures and the processes management has implemented to monitor and control those exposures and broader risk categories, including risk assessment and risk management policies.

Additionally, members of our senior corporate management and senior executives regularly attend meetings of our Board of Directors and are available to address inquiries of our Board of Directors on risk oversight matters. Separate and apart from the periodic risk reviews and other communications between senior executives and the Board of Directors, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval of our Board of Directors or its committees as a matter of oversight and corporate governance.

Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (480) 659-6404. The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

Executive Officers

The following table sets forth certain information as of May 1, 2024 regarding our executive officers who are not also directors.

Name	Age	Position

Victor Miller	54	Chief Financial Officer, Secretary and Treasurer

Victor Miller - Chief Financial Officer, Secretary and Treasurer

On December 28, 2023, we appointed Victor Miller as our Chief Financial Officer, Secretary and Treasurer effective January 2, 2024. Mr. Miller previously served as Chief Financial Officer and Secretary at Hycor Biomedical LLC. (“HYCOR”), an in vitro allergy diagnostic company, from 2014 to May 2023. Mr. Miller has over 30 years of healthcare and finance industry experience, including 14 years leading finance functions at early-stage life science companies. From 2009 to 2014, prior to joining HYCOR, Mr. Miller led the Finance function at Neos Therapeutics, an early-stage specialty pharmaceutical company. From 2000 to 2009, Mr. Miller developed broad healthcare functional experience with roles in Corporate Development, Business Development, Marketing and Strategy while working for Baxter Healthcare and Giles & Associates. From 1996 to 2000, Mr. Miller gained significant transaction experience as an investment banker in London for Bankers Trust and Merrill Lynch. Mr. Miller holds a Bachelor of Science in Economics from The Wharton School, University of Pennsylvania and is a Chartered Financial Analyst.

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PAY VERSUS PERFORMANCE

The following table shows the relationship between executive compensation actually paid (“CAP”) to our Chief Executive Officer and our named executive officers (“NEOs”) and certain financial performance of the Company during the last three fiscal years ended December 31, 2023, December 31, 2022 and 2021 as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Loss (in thousands) (6)
2023	$341,384	$289,658	$215,088	$170,555	$(74)	$(64,918)
2022	$443,909	$433,261	$185,442	$183,806	$(57)	$(12,169)
2021	$3,976,828	$3,927,599	$227,795	$226,725	$(36)	$(18,059)

(1)	Ms. Caplan was our Chief Executive Officer for each of 2023, 2022 and 2021. The dollar amounts reported in this column are the amounts of total compensation reported for Ms. Caplan for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The dollar amounts reported in this column represent the CAP to Ms. Caplan, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Caplan during the applicable year.

In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Caplan’s total compensation for each year to determine CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (i)	Equity Award Adjustments (ii)	Compensation Actually Paid to PEO
2023	$341,384	$-	$(51,726)	$289,658
2022	$443,909	$(107,941)	$97,293	$433,261
2021	$3,976,828	-	$(49,229)	$3,927,599

(i)	The grant date fair value of equity awards in this column represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(ii)	The equity award adjustments in this column include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (6) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$4,148	$(22,236)	$-	$(33,638)	$-	$-	$(51,726)
2022	$79,151	$-	$20,885	$(2,743)	$-	$-	$97,293
2021	$-	$(38,356)	$-	$(10,873)	$-	$-	$(49,229)

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(3)	The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Ms. Caplan, who has served as our CEO since 2014) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Ms. Caplan) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mr. Maltz and Ms. Assa Kunik; (ii) for 2022, Mr. Reithinger and Ms. Assa Kunik; and (iii) for 2021, Mr. Reithinger and Ms. Assa Kunik.

(4)	The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group (excluding Ms. Caplan), as computed in accordance with Item 402(v) of Regulation S-K.

In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Ms. Caplan) for each year to determine the CAP, using the same methodology described above in Footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (i)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$215,088	$40,942	$(3,592)	$170,555
2022	$185,442	$19,048	$17,412	$183,806
2021	$227,795	$-	$(1,070)	$226,725

(i)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$244	$(1,308)	$3,270	$(2,694)	$(3,104)	$-	$(3,592)
2022	$13,968	-	$3,686	$(242)	$-	$-	$17,412
2021	$-	$(3,384)	$-	$2,314	$-	$-	$(1,070)

(5)	The cumulative total shareholder return (“TSR”) amounts reported in this column are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported in this column are the Company’s net income amounts reflected in the Company’s audited financial statements for the applicable year.

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Analysis of Information Presented in the Pay Versus Performance Table

The following graphs address the relationship between CAP as disclosed in the Pay Versus Performance table and (i) the Company’s TSR and (ii) the Company’s net income (loss).

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table shows the total compensation paid or accrued during the years ended December 31, 2023 and 2022 to our Chief Executive Officer, former Chief Financial Officer and former Chief Development Officer. As of December 31, 2023, there were no other executive officers who earned more than $100,000 during the year ended December 31, 2023 and were serving as executive officers as of such date (the “NEOs”). The table includes two additional executive officers who would have been among the three most highly compensated executive officers except for the fact that they were not serving as executive officers of the Company as of the end of 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensa-tion ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($) (2)	Total ($)
Vered Caplan	2023	259,029	-	-	-	-	-	82,355	341,384
CEO	2022	243,868	-	-	107,941	-	-	92,100	443,909

Elliot Maltz
Former CFO, Treasurer & Secretary(3)	2023	111,667	-	-	81,883	-	-	-	195,550

Efrat Assa Kunik, Former Chief Development Officer(4)	2023	129,633	-	-	-	-	-	18,690	148,323
	2022	162,316	-	-	19,048	-	-	44,467	225,831

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the NEO, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for us that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 15 to our Annual Report on Form 10-K for the year ended December 31, 2023. No executive officers received options awards in the year ended December 31, 2023. See below for a summary of options awarded in previous years.

(2)	For 2023 and 2022, represents the compensation as described under the caption “All Other Compensation” below.

(3)	Mr. Maltz resigned from his position at the Company effective December 31, 2023.

(4)	Ms. Assa Kunik resigned from her position at the Company effective August 8, 2023.

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All Other Compensation

The following table provides information regarding each component of compensation for the years ended December 31, 2023 and 2022 included in the All Other Compensation column in the Summary Compensation Table above. Represents amounts paid in New Israeli Shekels (NIS) or Swiss Franks and converted at average exchange rates for the year.

Name	Year	Automobile and Communication Related Expenses $	Social Benefits $ (1)	Total $
Vered Caplan	2023	2,627	79,728	82,355
	2022	2,536	89,564	92,100
Efrat Assa Kunik	2023	377	18,313	18,690
	2022	436	44,031	44,467

(1)	These are comprised of contributions by the Company to savings, health, severance, pension, disability and insurance plans generally provided in Israel and Switzerland, including health, education, managerial insurance funds, and redeemed vacation pay. This amount represents Israeli and Swiss severance fund payments, managerial insurance funds, disability insurance, supplemental education fund contribution and social securities. See discussion below under “Narrative Disclosure to Summary Compensation Table – Vered Caplan.”

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Outstanding Equity Awards at December 31, 2023

The following table summarizes the outstanding equity awards held by each NEO as of December 31, 2023.

Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Vered Caplan	22-Aug-14(1)	230,189	-	0.0012	22-Aug-24
	09-Dec-16(1)	166,667	-	4.80	09-Dec-26
	06-Jun-17(1)	83,334	-	7.20	06-Jun-27
	28-Jun-18(1)	250,001	-	8.36	28-Jun-28
	22-Oct-18(1)	85,000	-	5.99	22-Oct-28
	19-Mar-20(1)	85,000	-	2.99	18-Mar-30
	14-Jun-22(2)	63,750	21,250	2.00	13-Jun-32
Elliot Maltz	04-Sep-23	25,000	-	2.00	13-Jun-32
Efrat Assa Kunik	09-Dec-16(1)	16,667	-	4.8	09-Dec-26
	22-Oct-18(1)	15,000	-	5.99	22-Oct-28
	19-Mar-20(1)	15,000	-	2.99	18-Mar-30
	14-Jun-22(2)	7,500	-	2.00	13-Jun-32

(1)	The options were fully vested as of December 31, 2023.

(2)	The options vest on a quarterly basis over a period of two years from the date of grant.

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Option Exercises and Stock Vested in 2023

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Vered Caplan	-	-	-	-

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Narrative Disclosure to Summary Compensation Table

Vered Caplan

On August 14, 2014, our Board of Directors confirmed that Ms. Vered Caplan, who had served as our President and Chief Executive Officer on an interim basis since December 23, 2013, was appointed as our President and Chief Executive Officer.

On November 19, 2020, we and Ms. Caplan entered into an executive directorship agreement, effective as of October 1, 2020 (the “Executive Directorship Agreement”), that superseded and replaced a previous employment agreement (the “Prior Agreement”). Pursuant to the Executive Directorship Agreement, Ms. Caplan will continue to serve the Company as its Chairperson of the Board of Directors (the “Board”) and shall receive in consideration for her serving as Chairperson of the Board an annual regular Board fee in the amount of $75,000 payable by the Company in equal quarterly installments in advance. In addition, Ms. Caplan may be eligible for non-recurring special Board fees as reviewed and approved by the Compensation Committee of the Board (the “Compensation Committee”) and then reviewed and ratified by the Board. In addition, Ms. Caplan may be granted option awards from time to time at the discretion of the Compensation Committee.

Ms. Caplan’s position as Chairperson of the Board under the Executive Directorship Agreement may be terminated for any reason by either Ms. Caplan or the Company upon 90 days prior written notice (the “Notice Period”), provided that the Company may terminate such appointment as Chairperson at any time during the Notice Period subject to certain conditions. Such termination as Chairperson of the Board will be deemed a termination even if Ms. Caplan remains as a regular director of the Board. Upon termination by the Company of Ms. Caplan’s employment other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations (as defined therein) she shall be entitled to receive a lump sum payment equal to the sum of (i) the annual regular Board fee (the “Board Fee”) and (ii) the greater of actual or target annual performance bonus to which she may have been entitled to as of the termination date (in each case, less all customary and required taxes and related deductions).

Ms. Caplan’s position under the Executive Directorship Agreement may be terminated in the event of a Change of Control (as defined therein) by the Company other than for cause or by Ms. Caplan for any reason whatsoever. In the event of a Change of Control and if, within one year following such Change of Control, employment under the Executive Directorship Agreement is terminated by the Company other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations, she shall be entitled to receive a lump sum payment equal to one and a half times the sum of (i) the Board Fee and (ii) the target annual performance remuneration to which she may have been entitled as of the termination date (in each case, less all customary and required taxes and related deductions).

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In addition, on November 19, 2020, Orgenesis Services Sàrl, a Swiss corporation and wholly-owned, direct subsidiary of the Company (“Orgenesis Services”), and Ms. Caplan entered into a personal employment agreement (the “Swiss Employment Agreement” and together with the Executive Directorship Agreement, the “Agreements”), pursuant to which Ms. Caplan will serve as Chief Executive Officer, President and Chairperson of the Board of Directors of Orgenesis Services and will be a material provider of services to the Company pursuant to a services agreement between the Company and Orgenesis Services. The Swiss Employment Agreement provides that Ms. Caplan is entitled to a monthly base salary of CHF 13,345.05 (equivalent to $14,583 based on the current exchange rate at signing), and an annual representation fee of CHF 24,000 (equivalent to $26,226 based on the current exchange rate at signing), payable in monthly installments of CHF 2,000. Ms. Caplan is eligible to receive a bonus at the absolute discretion of Orgenesis Services and its compensation committee. Ms. Caplan may also be granted option awards from time to time, as per the recommendation of the compensation committee of Orgenesis Services as reviewed and approved by the Compensation Committee. Under the Swiss Employment Agreement, Ms. Caplan is entitled to be paid annual vacation days, monthly travel allowance, sick leave, expenses reimbursement and a mobile phone. The Swiss Employment Agreement had an effective date as of October 1, 2020.

Employment under the Swiss Employment Agreement may be terminated for any reason by Ms. Caplan or by Orgenesis Services other than for just cause (as defined therein) upon six months prior written notice or by Orgenesis Services other than for just cause in the event of a Change of Control (as defined therein) of the Company upon at least 12 months prior written notice. Upon termination by Orgenesis Services of Ms. Caplan’s employment without just cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations (as defined therein), she shall be entitled to receive a lump sum payment equal to the sum of (i) her Base Salary (as defined therein) at the rate in effect as of the termination date and (ii) the greater of actual or target annual performance bonus to which she may have been entitled to for the year in which employment terminates (in each case, less all customary and required taxes and employment-related deductions). In the event of a Change of Control and if, within one year following such Change of Control, employment is terminated by Orgenesis Services other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations she shall be entitled to receive a lump sum payment equal to one and a half times the sum of (i) her Base Salary and (ii) the target annual performance bonus to which she may have been entitled to for the year in which employment terminates (in each case, less all customary and required taxes and employment-related deductions).

The Swiss Employment Agreement provides for customary protections of Orgenesis’ confidential information and intellectual property.

Ms. Caplan received an aggregate salary and board fee of $259,029 during 2023. As of December 31, 2023, the $150,000 chairperson fee for 2022 and 2023 was unpaid, but accrued, per agreement by Ms. Caplan. In addition, in 2022 Ms. Caplan was awarded options to purchase 85,000 shares of common stock.

Ms. Caplan received reimbursement for automobile and communication related expenses in the amount of $2,627 in 2023 and $2,536 in 2022. In addition, the Company contributed to savings, health, severance, pension, disability and insurance plans generally provided in Switzerland, including health, education, managerial insurance funds, and redeemed vacation pay in an amount equivalent to $79,728 in 2023 and $89,564 in 2022. These amounts represent Swiss severance fund payments, managerial insurance funds, disability insurance, supplemental education fund contribution and social securities.

Elliot Maltz, former CFO, Secretary and Treasurer

Mr. Maltz was appointed Chief Financial Officer, Treasurer and Secretary on September 1, 2023. Pursuant to Mr. Maltz’s personal employment agreement (the “Employment Agreement”) with the Company he is entitled to receive an annual base salary of $335,000 and an annual cash bonus of up to 40% of his then-current base salary (the “Annual Performance Bonus”). The Annual Performance Bonus, if any, will be based upon the achievement of certain corporate and individual performance objectives. Additionally, pursuant to the Employment Agreement Mr. Maltz was granted 200,000 stock options (the “Stock Award”). The Stock Award will vest quarterly from the grant date over four years subject to Mr. Maltz’s continued employment through each such vesting date. Mr. Maltz resigned his position at the Company effective December 31, 2023. Mr. Maltz base salary of $111,667 earned during 2023 was paid to him as per his employment and we have no further obligations due to him.

Efrat Assa Kunik

Ms. Assa-Kunik was appointed Chief Development Officer in December 2021. According to the terms of Ms. Assa-Kunik’s Employment Agreement, Ms. Assa Kunik is entitled to a monthly salary of 45 thousand New Israeli Shekels, customary contributions to a pension and training fund, participation in cellphone expenses, and annual leave of 24 days. In 2022, Ms. Assa-Kunik was awarded options to purchase 15,000 shares of common stock. Ms. Assa Kunik resigned her position at the Company effective August 2023.

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Ms. Assa-Kunik received an aggregate salary of $126,933 during 2023 and $162,316 in 2022. In addition, in 2022 Ms. Assa-Kunik was awarded options to purchase 15,000 shares of common stock.

Ms. Assa-Kunik received reimbursement for automobile and communication related expenses in the amount of $377 in 2023 and $436 in 2022. In addition, the Company contributed to savings, health, severance, pension, disability and insurance plans generally provided in Israel, including health, education, managerial insurance funds, and redeemed vacation pay in an amount equivalent to $18,313 in 2023 and $44,031 in 2022. These amounts represent Israeli severance fund payments, managerial insurance funds, disability insurance, supplemental education fund contribution and social securities.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our NEOs provide incremental compensation in the event of termination, as described herein. In certain circumstances we may provide severance specifically upon a change in control or provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s executive officers had they been terminated as of December 31, 2023.

Name	Salary Continuation
Vered Caplan	$	*

(*) Termination by Company without cause: $250,000.

Termination without cause following a change in control: $375,000.

Director Compensation

The following table sets forth for each non-employee director that served as a director during the year ended December 31, 2023:

Year Ended December 31, 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guy Yachin	100,000	-	6,067	(2)	-	-	-	106,067
Yaron Adler	60,000	-	4,643	(3)	-	-	-	64,643
Dr. David Sidransky	105,000	-	6,330	(4)	-	-	-	111,330
Ashish Nanda	65,000	-	4,907	(5)	-	-	-	69,907
Mario Philips	50,000	-	4,256	(6)	-	-	-	54,256

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the NEO, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for us that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 15 (Stock Based Compensation) to our financial statements, which are included in our Annual Report on Form 10-K.

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(2)	In respect of 19,600 options which will vest on December 12, 2024.

(3)	In respect of 15,000 options which will vest on December 12, 2024.

(4)	In respect of 20,450 options which will vest on December 12, 2024.

(5)	In respect of 15,850 options which will vest on December 12, 2024.

(6)	In respect of 13,750 options which will vest on December 12, 2024.

All directors receive reimbursement for reasonable out of pocket expenses in attending Board of Directors meetings and for participating in our business.

Compensation Policy for Non-Employee Directors.

In January 2021, the Board of Directors adopted an updated compensation policy for non-employee directors which replaced the previous non-employee director compensation terms and which became effective January 2021. Under the policy, each director is to receive an annual cash compensation of $40,000 and the Chairman or lead director is paid an additional $20,000 per annum. Each committee member will be paid an additional $10,000 per annum and the committee chairman of the Audit and Research and Development committees is to receive $20,000 per annum while the chairman of the other committees is to receive $15,000 per annum. Cash compensation will be made on a quarterly basis.

All newly appointed directors also receive options to purchase up to 6,250 shares of the Company’s common stock. All directors are entitled to an annual bonus of options for 12,500 shares and each committee member is entitled to a further option to purchase up to 1,250 shares of common stock and each committee chairperson to options for an additional 2,100 shares of common stock. In addition, the Chairman and Vice Chairman shall be granted an option to purchase 4,200 shares of the Company’s shares of common stock. In all cases, the options are granted at a per share exercise price equal to the closing price of the Company’s publicly traded stock on the date of grant and the vesting schedule is determined by the Compensation Committee at the time of grant.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2023.

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EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Existing Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	2,944,865	$3.66	2,046,646
Equity compensation plans not approved by security holders	491,671	$4.80	-
Total	3,436,536	$3.82	2,046,646

(1)	Consists of the 2017 Equity Incentive Plan and the Global Share Incentive Plan (2012). For a short description of those plans, see Note 15 to our 2023 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists our Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our Board of Directors, which is available on our website at https://www.orgenesis.com. This committee reviews and reassesses our charter annually and recommends any changes to our Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Kesselman & Kesselman C.P.A.s. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2023, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and Kesselman & Kesselman C.P.A.s, our independent registered public accounting firm;

●	Discussed with Kesselman & Kesselman C.P.A.s the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

●	Received written disclosures and the letter from Kesselman & Kesselman C.P.A.s regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Kesselman & Kesselman C.P.A.s’ communications with the Audit Committee and the Audit Committee further discussed with Kesselman & Kesselman C.P.A.s their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Kesselman & Kesselman C.P.A.s, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Members of the Orgenesis Inc. Audit Committee

David Sidransky

Guy Yachin

Mario Philips

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than ten percent (10%) of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as set out below, as of December 31, 2023, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

●	any promoters and control persons; and

●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Pursuant to our Audit Committee charter adopted in March 2017, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

Named Executive Officers and Current Directors

For information regarding compensation for our NEOs and current directors, see “Executive Officer and Director Compensation.”

Director Independence

See “Management and Corporate Governance – Our Board of Directors” above.

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Proposal No. 1

ELECTION OF DIRECTORS

(Notice Item 1)

On May 3, 2024, our Board of Directors nominated Vered Caplan, Kevin Choquette, Yaron Adler, Ashish Nanda, Curtis Slipman and Mark Goodman for election at the annual meeting. If they are elected, they will serve on our Board of Directors until the 2025 annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Vered Caplan, Kevin Choquette, Yaron Adler, Ashish Nanda, Curtis Slipman and Mark Goodman as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Meeting is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF VERED CAPLAN, KEVIN CHOQUETTE, YARON ADLER, ASHISH NANDA, CURTIS SLIPMAN, AND MARK GOODMAN AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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Proposal No. 2

APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES TO BE GRANTED UNDER THE COMPANY’S 2017 EQUITY INCENTIVE PLAN.

(Notice Item 2)

General

Our Board of Directors is requesting that our stockholders approve the adoption of an amendment to our 2017 Equity Incentive Plan (the “Plan”), which amendment was approved by the Board of Directors on May 3, 2024 effective upon approval by our stockholders at the annual meeting. If this proposal is approved:

●	the number of shares authorized for issuance of awards under the Plan will be increased by 9,000,000 shares from 3,000,000 to an aggregate of 12,000,000 shares of common stock.

The Plan was approved by our Board of Directors and stockholders in 2017. By its terms, the Plan may be amended by the compensation committee provided that any amendment that the Board of Directors or compensation committee determines requires stockholder approval is subject to receiving such stockholder approval. Approval by our stockholders is required by the listing rules of the Nasdaq Stock Market. In addition, stockholder approval is required in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

As of April 23, 2024, a total of 413,631 shares of our common stock remain available for issuance under the Plan and options to purchase a total of 3,516,038 shares of common stock remain outstanding. As of April 23, 2024, a total of 3,516,038 shares of our common stock have been issued upon the exercise of options and vesting of other equity awards granted under the Plan.

The outstanding options under the Plan have a consolidated weighted average exercise price of $3.69 and a consolidated weighted average remaining term of 4.95 years. As of April 23, 2024, the equity overhang, represented by (a) the sum of all outstanding stock options and other stock-based awards under all Company equity plans, plus the number of shares available for issuance pursuant to future awards under the Plan as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of April 23, 2024, plus (ii) the number of shares described in clause (a) above, was 10.26%. If the amendment to the Plan is approved by stockholders, the equity overhang would be 27.33%.

The compensation committee has considered our historical annual burn rate in granting awards under the Plan, and believes that our burn rate, determined on this basis, is reasonable for a company of our size and in our industry. We are in a highly competitive marketplace for biotech talent, and we strive to offer competitive equity grants to attract and retain talent. If we lose, or fail to recruit, key employees, our ability to execute on our business strategy could be impaired and stockholder value could decrease. The following table shows our 3-year burn rate history (including new hire awards):

	FY 2023	FY 2022	FY 2021
Adjusted Gross Burn Rate as a % of Outstanding Shares(1)	1.92%	2.20%	1.52%
Adjusted Net Burn Rate as a % of Outstanding Shares(2)	(0.40)%	1.22%	1.26%

(1) Adjusted gross burn rate is calculated as the result of (a) shares subject to awards granted during the applicable fiscal year (including new hire awards), divided by (b) the weighted average common shares outstanding during the applicable fiscal year.

(2) Adjusted net burn rate is calculated as the result of (a) shares subject to awards granted during the applicable fiscal year, minus shares subject to awards that were forfeited, canceled or terminated (other than upon exercise) during the applicable fiscal year, divided by (b) the weighted average common shares outstanding during the applicable fiscal year.

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Reasons for Amendment of the Plan

Our Board, the compensation committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Our Board of Directors believes that the number of shares currently remaining available for issuance pursuant to future awards under the Plan (as of April 23, 2024) is not sufficient for future granting needs. Our Board of Directors currently believes that if the amendment to the Plan is approved by stockholders, the 12,929,669 shares available for issuance under the Plan will result in an adequate number of shares of common stock being available for future awards under the Plan for 3 additional years following the current year.

The following is a brief summary of the Plan, as amended. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of Material Features of our Plan.

Purpose and Eligibility. The purpose of the Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and its subsidiaries by providing such persons with equity ownership opportunities that are intended to better align the interests of such persons with those of the Company’s stockholders. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted Awards under the Plan. As of April 23, 2024, there were approximately 147 individuals eligible to participate in the Plan “Award” means Qualified and Non-Qualified Options (the “Options”) under the Code, grants by the Company of shares under the Plan (the “Stock Grants”), grants by the Company under the Plan of an equity award or equity based award which is not an Option or Stock Grant (the “Stock-Based Awards”), rights to the Shares or the value of the Shares of the Company granted pursuant to the Plan (the “Stock Rights”).

Shares Subject to the Plan. The maximum aggregate number of shares of our Common Stock currently reserved under the Plan is 3,000,000 shares. Any shares of stock that are subject to an Award under the Plan that expires, is terminated, surrendered or forfeited will again be available for the grant of awards under the Plan.

Adjustments. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sub-limits, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted awards may be made, if applicable) in the manner determined by our Board of Directors.

Administration. The Plan is administered by our Board of Directors, which may delegate any or all of its powers under the Plan to one or more committees or subcommittees of our Board of Directors (a “Committee”). To the extent that our Board of Directors determines to qualify Awards as performance-based compensation within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

Options Price and Duration. The purchase price per share of our Common Stock deliverable upon the exercise of a Non-Qualified Option will be at least the greater of the par value or the fair market value per share of Common Stock on the date of grant of the Option. The purchase price per share of our Common Stock deliverable upon the exercise of a Qualified Option will be no less than 100% of the fair market value of the Common Stock on the day any such Option is granted. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock, must be at least 110% of the fair market value of the Common Stock on the grant date.

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Subject to certain limitations, each Option shall be exercisable at such times and subject to such terms and conditions as our Board of Directors may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years, and with respect to Qualified Options granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock, no Option will be granted with a term in excess of 5 years.

Each option agreement shall also set forth the effect on an award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, rights under an Option are exercisable.

Stock Awards. Our Board of Directors may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by our Board of Directors in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by our Board of Directors for such Award. Our Board of Directors may also grant awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”).

Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in the Plan) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

Transferability. Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the participant, shall be exercisable only by the participant; provided, however, that our Board of Directors may permit gratuitous transfer of the Award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.

Term and Termination of the Plan. The Plan was approved by the Company’s stockholders on May 11, 2017 (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

Amendment. The Plan may be amended by the shareholders of the Company and our Board of Directors. In the discretion of our Board of Directors, outstanding agreements under the Plan may be amended by our Board of Directors in a manner which is not adverse to the participant.

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Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

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Stock Grants:	With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

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Plan Benefits

Since the adoption of the Plan through April 23, 2024, we have granted the following stock options under the Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of our common stock. As of the date hereof we have granted only stock options and restricted stock units and no other type of award under the Plan.:

Name and Position	Number of shares subject to Stock Options
Named Executive Officers	1,323,525
All current executive officers as a group	1,323,525
All current directors who are not executive officers as a group	687,801
Each director nominee	-
Each associate of all directors, nominees and executive officers	-
Each person who received 5% of such awards	-
All employees who are not executive officers as a group	1,504,712

The amounts of future grants under the Plan are not determinable and will be granted at the sole discretion of the compensation committee or other delegated persons. We cannot determine at this time either the persons who will receive such awards under the Plan or the amount or types of any such awards.

On May 1, 2024, the closing market price per share of our common stock was $0.51, as reported by the Nasdaq Stock Market.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE 2017 EQUITY INCENTIVE PLAN TO INCREASE BY 9,000,000 SHARES THE AGGREGATE NUMBER OF SHARES WHICH MAY BE GRANTED, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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Proposal No. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

The Audit Committee has appointed Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2024. Kesselman & Kesselman C.P.A.s has served as our independent registered public accounting firm since 2012. Our Board of Directors proposes that the stockholders ratify this appointment. Kesselman & Kesselman C.P.A.s audited our financial statements for the fiscal year ended December 31, 2023. We expect that representatives of Kesselman & Kesselman C.P.A.s will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Kesselman & Kesselman C.P.A.s, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Kesselman & Kesselman C.P.A.s and concluded that Kesselman & Kesselman C.P.A.s has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2024.

The following table presents fees for professional audit services rendered by Kesselman & Kesselman C.P.A.s for the audit of the Company’s annual financial statements for the years ended December 31, 2023 and December 31, 2022, and fees billed for other services rendered by Kesselman & Kesselman C.P.A.s during those periods.

	Year Ended December 31,
Services	2023	2022
Audit Fees (1)	$225,000	$288,705
Audit-Related fees (2)	42,000	6,405
Total fees	$267,000	$295,110

(1)	Audit fees consisted of audit work performed in the preparation and review of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees consisted principally of audits of employee benefit plans and special procedures related to regulatory filings in 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Our Audit Committee preapproves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by our Board of Directors before the respective services were rendered. Our Board of Directors has considered the nature and amount of fees billed by Kesselman & Kesselman and believes that the provision of services for activities unrelated to the audit is compatible with maintaining their respective independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KESSELMAN & KESSELMAN C.P.A.S AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on the investor relations section of our website, which is located at http://www.orgenesis.com, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Orgenesis Inc., 20271 Goldenrod Lane, Germantown, MD, 20876, Attn: Corporate Secretary. We also intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website.

OTHER MATTERS

Our Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2025 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2025 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than the close of business on the 150th day (January 28, 2025) nor later than the close of business on the 120th day (February 27, 2025) prior to the first anniversary of the date of the preceding year’s Annual Meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2025 Annual Meeting is held more than 30 days before or after the first anniversary of the date of the 2024 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2025 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Orgenesis Inc., 20271 Goldenrod Lane, Germantown, MD, 20876.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2025 annual meeting, notice must be submitted no later than April 28, 2025 and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2025 annual meeting changes by more than 30 days from this year’s Annual Meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2024 annual meeting.

Germantown, MD

May 3, 2024

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